SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


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        Date of Report(Date of Earliest Event Reported): August 5, 1998


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


        Virginia                     0-5200                    22-1427551
     (State or other              (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation)


        One Bontex Drive
        Buena Vista, Virginia                                  24416-1500
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (540) 261-2181


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          (Former name or former address, if changed since last report)


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     Item 5.  Other Events.

     Bontex, Inc. announced today that it expects consolidated net sales for its fiscal year ended June 30, 1998 to be as much as 14% lower than its year-end 1997 consolidated net sales of $50.3 million. Consolidated operating income for fiscal 1998 is expected to be near break-even or marginally profitable, well below the record $4.0 million in fiscal 1997. These amounts are UNAUDITED and are subject to change based on the results of normal audit and annual adjustments. Audited financial statements are expected to be issued on or before September 28, 1998.

     James C. Kostelni, President of Bontex and CEO said "the decrease in profitability can be attributed to a number of factors, including higher raw material costs, lower sales volume in the Asian and North and South American markets, as well as higher selling, general and administrative costs. The situation in Asia will continue to have significant impact on the Company's future sales and profitability because of, among other things, falling demand for footwear products sold in Asia, North America, and European markets. Additionally, as a result of currency devaluations in key Asian countries, Bontex products are now more expensive than locally manufactured products."

     "Management has implemented sales action and cost reduction plans in an effort to address these issues. While it will take time, the Company believes that it has a firm basis upon which to return the Company to profitability."

     Safe Harbor Statement. Statements in this news release that are not strictly historical may be deemed to be "forward-looking" statements, which should be considered as subject to the many uncertainties that exist in the Company's operations and environment. These uncertainties, including uncertainty of demand from Southeast Asia for Bontex products, and in general, changing economic conditions, market demand and pricing, competitive and cost factors and the like, are incorporated by reference to the Bontex, Inc. 1997 Form 10-K filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward-looking statements.

     Bontex is a leading global manufacturer of elastomeric wet web impregnated fiberboard products used by the footwear, headwear, luggage, leathergoods, and automotive industries. The Company maintains corporate headquarters and manufacturing facilities at Bontex, Inc. USA, One Bontex Drive, Buena Vista, Virginia, and at Bontex S.A., Stembert Belgium; a distribution and converting facility at Bontex Italia, Verona, Italy; and distribution subsidiaries, Bontex de Mexico, S.A. de C.V., Leon, Mexico, and Bontex Hong Kong in Hong Kong. Bontex also maintains a network of liaison offices and distributors globally to market Bontex products.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BONTEX, INC.



                                        By   s/ James C. Kostelni
                                             James C. Kostelni
                                             President

Date: August 6, 1998


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